Exhibit 99.1

Insulet Reports Full Year 2024 Revenue Increase of 22%
and Fourth Quarter 2024 Revenue Increase of 17% Year-Over-Year

Represents 9th Consecutive Year of 20% or More Constant Currency1 Revenue Growth;
Annual Revenue Surpasses $2 Billion

ACTON, Mass. - February 20, 2025 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months and full year ended December 31, 2024.

"We concluded an incredible year with a very strong fourth quarter, achieving significant milestones across the business, and exceeding our growth and margin objectives," said Jim Hollingshead, Insulet President and Chief Executive Officer. "We continue to see robust demand and momentum for Omnipod 5, now available to both type 1 and type 2 patients in the U.S., and we continue to expand in international markets. We generated more than $2 billion in full-year revenue for the first time in Insulet’s history, reached more customers, and continued to expand margins. I am proud of what our team accomplishes every day to create better health outcomes for our customers, set new standards in the management of diabetes, and drive success across our organization."

Full Year Financial Highlights:

•Revenue of $2.1 billion, up 22.1%, or 21.9% in constant currency, compared with $1.7 billion in the prior year, exceeds the guidance range of 20% to 21% growth in constant currency
◦Total Omnipod revenue of $2.0 billion, an increase of 22.4%, or 22.2% in constant currency
◦U.S. Omnipod revenue of $1.5 billion, an increase of 20.6%
◦International Omnipod revenue of $523.4 million, an increase of 27.6%, or 26.9% in constant currency
◦Drug Delivery revenue of $38.9 million, an increase of 8.1%
•Gross margin of 69.8%, up 150 basis points, compared with gross margin of 68.3% and up 210 basis points, compared with adjusted gross margin1 of 67.7% in the prior year
•Operating income of $308.9 million, or 14.9% of revenue, up 190 basis points, compared with operating income of $220.0 million, or 13.0% of revenue, and up 260 basis points, compared with adjusted operating income1 of $208.5 million, or 12.3% of revenue in the prior year
•Adjusted gross margin and adjusted operating income in the prior year excluded $11.5 million of income associated with the voluntary medical device correction (MDC) notices issued in 2022
•Net income of $418.3 million, or $5.78 per diluted share, compared with net income of $206.3 million, or $2.94 per diluted share, in the prior year
•Adjusted net income1 of $230.4 million, or $3.24 per diluted share, excludes a tax benefit of $190.8 million primarily associated with the release of the Company’s valuation allowance and $2.9 million of losses associated with investments. Adjusted net income in the prior year of $192.2 million, or $2.75 per diluted share, excludes the $11.5 million of income associated with the MDC notices noted above and $2.6 million of gains on investments
•Adjusted EBITDA1 of $457.3 million, or 22.1% of revenue, compared with $329.2 million, or 19.4% of revenue, in the prior year
•Operating cash flow of $430.3 million, compared with $145.7 million in the prior year
•Free cash flow1 of $305.4 million, compared with $70.1 million in the prior year

1 See description of non-GAAP financial measures contained in this release.

Fourth Quarter Financial Highlights:

•Revenue of $597.5 million, up 17.2%, or 17.1% in constant currency, compared with $509.8 million in the prior year, exceeds the guidance range of 12% to 15% in constant currency
◦Total Omnipod revenue of $585.7 million, an increase of 16.9%, or 16.8% in constant currency
◦U.S. Omnipod revenue of $443.7 million, an increase of 12.4%. As previously disclosed, U.S. Omnipod revenue in the fourth quarter of 2023 benefited from two stocking dynamics totaling an estimated $30 million to $40 million, impacting fourth quarter of 2024 U.S. Omnipod revenue growth by approximately 1,100 basis points
◦International Omnipod revenue of $142.0 million, an increase of 33.5%, or 33.1% in constant currency
◦Drug Delivery revenue of $11.8 million, an increase of 34.1%
•Gross margin of 72.1%, up 120 basis points, compared with gross margin of 70.9% in the prior year
•Operating income of $109.3 million, or 18.3% of revenue, down 260 basis points, compared with operating income of $106.4 million, or 20.9% of revenue, in the prior year. Operating margin in the prior year included a benefit of approximately 370 basis points from the stocking dynamics discussed above
•Net income of $100.7 million, or $1.39 per diluted share, compared with net income of $103.3 million, or $1.44 per diluted share, in the prior year
•Adjusted net income of $83.0 million, or $1.15 per diluted share, excludes a tax benefit of $17.7 million primarily associated with the release of the Company’s valuation allowance. Adjusted net income in the prior year of $100.6 million, or $1.40 per diluted share, excludes $0.9 million of income associated with the MDCs and $1.8 million of gains on investments
•Adjusted EBITDA of $151.2 million, or 25.3% of revenue, compared with $137.0 million, or 26.9% of revenue, in the prior year

Recent Highlights:

•#1 in U.S. new customer starts in 20242
•#1 most prescribed automated insulin delivery system in the U.S. in 20243
•Achieved recent milestones of 500,000 estimated active global customers using Omnipod products, including 365,000 global customers using Omnipod 54
•Announced Omnipod 5 integrated with Abbott’s FreeStyle Libre 2 Plus continuous glucose monitor (CGM) sensor in the U.S.
•Defended our intellectual property successfully against EOFlow Co. in U.S. District Court
•Launched Omnipod 5 in Italy, Denmark, Finland, Norway, and Sweden with Abbott’s FreeStyle Libre 2 Plus and Dexcom’s G6 CGM sensors
•Published SECURE-T2D manuscript which is the first publication of the pivotal trial of Omnipod 5 in people with type 2 diabetes5

2 Sources: Seagrove Partners Research, Global View December 2024 and Insulet data on file as of February 20, 2025. New customer starts represent individuals new to pump therapy and individuals who switched from another manufacturer's pump.
3 Source: Definitive Health and Komodo Claims data as of December 2024 and Insulet data on file as of February 20, 2025. Most prescribed represents new prescriptions in the U.S. in 2024.
4 Represents estimated global customer base as of February 20, 2025.
5 Pasquel FJ et al. JAMA Network Open. 2025; 8(2):e2459348. https://jamanetwork.com/journals/jamanetworkopen/fullarticle/2830238

2025 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2025, the Company expects revenue growth of 16% to 20%. Revenue growth ranges by product line are:
◦Total Omnipod of 17% to 21%
◦U.S. Omnipod of 16% to 20%
◦International Omnipod of 22% to 26%
◦Drug Delivery of (55)% to (45)%

•For the quarter ending March 31, 2025, the Company expects revenue growth of 22% to 25%. Revenue growth ranges by product line are:
◦Total Omnipod of 23% to 26%
◦U.S. Omnipod of 21% to 24%
◦International Omnipod of 28% to 31%
◦Drug Delivery of (10)% to (5)%

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2025, the Company expects gross margin of approximately 70.5% and operating margin of approximately 16.5%.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 20, 2025, to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod® 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone or the Omnipod Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.
•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.
•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.
•Free cash flow, defined as net cash provided by operating activities less capital expenditures, represents the cash that the Company has available to pursue opportunities that management believes enhances shareholder value.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to, our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international regulatory, commercial and logistics business risks, including the implementation of tariffs; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy and data protection laws; our use of artificial intelligence tools; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of the Company’s product or information technology systems, including by cyberattack; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; ability to raise additional funds on acceptable terms or at all; the volatility of the trading price of the Company’s common stock; changes in tax laws or exposure to significant tax liabilities; and risks related to the conversion of outstanding Convertible Senior Notes.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2025 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

Investor Relations:

June Lazaroff
Senior Director, Investor Relations
(978) 600-7718
jlazaroff@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions, except per share data)	2024	2023	2024	2023
Revenue	$597.5	$509.8	$2,071.6	$1,697.1
Cost of revenue	166.6	148.6	625.9	537.2
Gross profit	430.9	361.2	1,445.7	1,159.9
Research and development expenses	60.6	42.0	219.6	205.0
Selling, general and administrative expenses	261.0	212.8	917.2	734.9
Operating income	109.3	106.4	308.9	220.0
Interest expense, net	1.6	(0.5)	(3.2)	(7.6)
Other income (expense), net	0.4	1.9	(5.5)	2.2
Income before income taxes	111.3	107.8	300.2	214.6
Income tax (expense) benefit	(10.6)	(4.5)	118.1	(8.3)
Net income	$100.7	$103.3	$418.3	$206.3

Net income per share:
Basic	$1.44	$1.48	$5.97	$2.96
Diluted	$1.39	$1.44	$5.78	$2.94
Weighted-average number of common shares outstanding (in thousands):
Basic	70,164	69,860	70,076	69,751
Diluted	74,079	73,614	73,890	73,633

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except share and per share data)	2024	2023	2024	2023
Net income	$100.7	$103.3	$418.3	$206.3
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	2.2	2.6	9.1	10.4
Net income, diluted	$102.9	$105.9	$427.4	$216.7

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
(dollars in millions)	2024	2023
ASSETS
Cash and cash equivalents	$953.4	$704.2
Accounts receivable, net	365.5	359.7
Inventories	430.4	402.6
Prepaid expenses and other current assets	142.0	116.4
Total current assets	1,891.3	1,582.9
Property, plant and equipment, net	723.1	664.9
Goodwill and other intangible assets, net	150.0	150.4
Deferred tax assets	141.8	1.8
Other assets	181.5	188.2
Total assets	$3,087.7	$2,588.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19.8	$19.2
Accrued expenses and other current liabilities	424.8	382.6
Current portion of long-term debt	83.8	49.4
Total current liabilities	528.4	451.2
Long-term debt, net	1,296.1	1,366.4
Other liabilities	51.6	37.9
Total liabilities	1,876.1	1,855.5
Stockholders’ equity	1,211.6	732.7
Total liabilities and stockholders’ equity	$3,087.7	$2,588.2

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended December 31,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$443.7	$394.6	12.4%	—%	12.4%
International Omnipod	142.0	106.4	33.5%	0.4%	33.1%
Total Omnipod	585.7	501.0	16.9%	0.1%	16.8%
Drug Delivery	11.8	8.8	34.1%	—%	34.1%
Total	$597.5	$509.8	17.2%	0.1%	17.1%

	Years Ended December 31,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$1,509.3	$1,251.0	20.6%	—%	20.6%
International Omnipod	523.4	410.1	27.6%	0.7%	26.9%
Total Omnipod	2,032.7	1,661.1	22.4%	0.2%	22.2%
Drug Delivery	38.9	36.0	8.1%	—%	8.1%
Total	$2,071.6	$1,697.1	22.1%	0.2%	21.9%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
2024 ADJUSTED INCOME & DILUTED EPS

	Three Months Ended December 31, 2024
(in millions)	Income before Income Taxes	Net Income(2)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$111.3	$100.7	$102.9	$1.39
Tax matters(1)	—	(17.7)	(17.7)	$(0.24)
Non-GAAP	$111.3	$83.0	$85.2	$1.15

	Year Ended December 31, 2024
(in millions)	Income before Income Taxes	Net Income(2)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$300.2	$418.3	$427.4	$5.78
Unrealized loss on investments(3)	3.8	2.9	2.9	$0.04
Tax matters(1)	—	(190.8)	(190.8)	$(2.58)
Non-GAAP	$304.0	$230.4	$239.5	$3.24

(1) Includes a tax benefit of $16.9 million and $182.5 million for the three months and year ended December 31, 2024, respectively, resulting from the release of the Company's income tax valuation allowance. Also includes a tax benefit of $0.8 million and $8.3 million for the three months and year ended December 31, 2024, respectively, related to a research and development tax credit recovery project for prior years.

(2) The tax effect on non-GAAP adjustments is calculated based on the global effective tax rates excluding effects of the tax matters noted above.
(3) Represents non-operating losses resulting from fair value adjustments of strategic debt investments.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
2023 ADJUSTED GROSS MARGIN, OPERATING MARGIN, INCOME & DILUTED EPS

	Three Months Ended December 31, 2023
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$361.2	70.9%	$106.4	20.9%	$107.8	$103.3	$105.9	$1.44
Voluntary MDCs(1)	(0.9)		(0.9)		(0.9)	(0.9)	(0.9)	$(0.01)
Unrealized gains on investments(2)	—		—		(1.8)	(1.8)	(1.8)	$(0.03)
Non-GAAP	$360.3	70.7%	$105.5	20.7%	$105.1	$100.6	$103.2	$1.40

	Year Ended December 31, 2023
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$1,159.9	68.3%	$220.0	13.0%	$214.6	$206.3	$216.7	$2.94
Voluntary MDCs(1)	(11.5)		(11.5)		(11.5)	(11.5)	(11.5)	$(0.16)
Unrealized gains on investments(2)	—		—		(2.6)	(2.6)	(2.6)	$(0.04)
Non-GAAP	$1,148.4	67.7%	$208.5	12.3%	$200.5	$192.2	$202.6	$2.75

(1) Represents income resulting from adjustments to estimated costs associated with the voluntary medical device correction (“MDC”) notices issued in the fourth quarter of 2022, which is included in cost of revenue.

(2) Represents non-operating gains related to fair value adjustments of strategic equity and other investments.
(3) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including any valuation allowance.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED EBITDA

	Three Months Ended December 31,				Years Ended December 31,
(dollars in millions)	2024	Percent of Revenue	2023	Percent of Revenue	2024	Percent of Revenue	2023	Percent of Revenue
Net income	$100.7	16.9%	$103.3	20.3%	$418.3	20.2%	$206.3	12.2%
Interest expense, net	(1.6)		0.5		3.2		7.6
Income tax expense	10.6		4.5		(118.1)		8.3
Depreciation and amortization	21.5		18.8		80.8		72.8
Stock-based compensation expense	20.0		12.6		69.3		48.3
Voluntary MDC(1)	—		(0.9)		—		(11.5)
Unrealized loss (gain) on investments(2)	—		(1.8)		3.8		(2.6)
Adjusted EBITDA	$151.2	25.3%	$137.0	26.9%	$457.3	22.1%	$329.2	19.4%

(1) Represents income resulting from adjustments to estimated costs associated with the voluntary MDC notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) Represents non-operating gain or loss related to fair value adjustments of strategic debt and other investments.

FREE CASH FLOW

	Years Ended December 31,
(dollars in millions)	2024	2023
Net cash provided by operating activities	$430.3	$145.7
Capital expenditures	(124.9)	(75.6)
Free cash flow	$305.4	$70.1

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	16% - 20%	—%	16% - 20%
International Omnipod	19% - 23%	(3)%	22% - 26%
Total Omnipod	16% - 20%	(1)%	17% - 21%
Drug Delivery	(55)% - (45)%	—%	(55)% - (45)%
Total	15% - 19%	(1)%	16% - 20%

	Three Months Ending March 31, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21% - 24%	—%	21% - 24%
International Omnipod	24% - 27%	(4)%	28% - 31%
Total Omnipod	22% - 25%	(1)%	23% - 26%
Drug Delivery	(10)% - (5)%	—%	(10)% - (5)%
Total	21% - 24%	(1)%	22% - 25%